Exhibit 21.1

General Cable Corporation and Subsidiaries
Company	Jurisdiction of Incorporation
3265601 Nova Scotia Company	Canada
ACM Distribucion, S.A. de C.V.	Mexico
Alambres y Cables de Panama, S.A.	Panama
Alcan (Tianjin) Alloy Products Company Limited	China
Alcan Cable de Mexico, S.A. de C.V.	Mexico
Alcan Products Corporation	USA (Texas)
Alcap Comercial, S.A.	Panama
Alcave Trading	Venezuela
Alcave Venezuela C.C.A.	Venezuela
Alcave Venezuela, S.L.	Spain
Cables Electricos Ecuatorianos C.A.	Ecuador
Cahosa, S.A.	Panama
Cobre Cerrillos, S.A.	Chile
Cobre Colada Continua, C.A.	Venezuela
Cocesa Ingenieria y Construccion S.A.	Chile
Colada Continua Chilena S.A.	Chile
Conducen Phelps Dodge Central Americas - El Salvador, S.A. de C.V.	El Salvador
Conducen, SRL	Costa Rica
Delphia Produtos Eletricos Ltda.	Brazil
Diversified Contractors, Inc.	USA (Delaware)
Dominion Wire and Cables Ltd.	Fiji
Dongguan Keystone Electric Wire & Cable Co, Ltd.	China
E.C.N. Cable Group, S.L.	Spain
Electroconductores de Honduras, S.A. de C.V.	Honduras
Entreprise des Industries du Cable de Biskra SPA	Algeria
EPA Holdings Limited	Hong Kong
GC Global Holdings, Inc.	USA (Delaware)
GC Latin America Holdings, S.L.	Spain
GC Specialty & Automotive	Mauritius
GCNZ India Cable 1 Limited	New Zealand
GCNZ India Cable 2 Limited	New Zealand
Genca Corporation	USA (Delaware)
General Cable (Jiangyin) Co. Ltd.	China
General Cable Asia Pacific Limited	New Zealand
General Cable Australia Pty. Ltd.	Australia
General Cable Automotive Europe, SAS	France
General Cable Automotriz, S.A. de C.V.	Mexico
General Cable Botswana (Pty) Ltd.	Botswana
General Cable Canada Holdings LLC	USA (Delaware)
General Cable Canada, Ltd.	Canada (Ontario)
General Cable Caribbean	Dominican Republic
General Cable Celcat, Energia e Telecomunicacoes SA	Portugal
General Cable Company	Canada (Nova Scotia)
General Cable Condel, Cabos de Energia e Telecomunicacoes SA	Angola
General Cable Corporation	USA (Delaware)
General Cable de Mexico del Norte, S.A. de C.V.	Mexico
General Cable de Mexico, S.A de C.V.	Mexico

General Cable Corporation and Subsidiaries
Company	Jurisdiction of Incorporation
General Cable do Brasil Ltda.	Brazil
General Cable Egypt S.A.E.	Egypt
General Cable Energy India Private Ltd	India
General Cable Finance Co. Limited	England
General Cable Holdings (Spain) S.L.	Spain
General Cable Holdings (UK) Limited	England
General Cable Holdings Netherlands C.V.	Netherlands
General Cable Holdings New Zealand	New Zealand
General Cable Industries, Inc.	USA (Delaware)
General Cable Industries, LLC	USA (Delaware)
General Cable Investments, SGPS, Sociedade Unipessoal, SA	Madeira
General Cable Italia, Sarl	Italy
General Cable Maroc Sarl	Morocco
General Cable Middle East	Mauritius
General Cable New Zealand Limited	New Zealand
General Cable Nordic A/S	Norway
General Cable Oman, LLC	Oman
General Cable Overseas Holdings, LLC	USA (Delaware)
General Cable Phoenix South Africa Pty. Ltd.	South Africa
General Cable Prescot Property Limited	England
General Cable Projects Limited	England
General Cable Property Holdings Limited	Jersey
General Cable Services Europe Limited	England
General Cable Services Limited	England
General Cable Sistemas S.A.	Spain
General Cable Superconductors Investments Limited	New Zealand
General Cable Superconductors Limited	New Zealand
General Cable Technologies Corporation	USA (Delaware)
General Cable Trading	Mauritius
General Cable Trinidad Limited	Trinidad & Tobago
General Cable UK Pension Trustee Limited	England
GK Technologies, Inc.	USA (New Jersey)
Green Belle Arbor, LLC	USA (Delaware)
Grupo General Cable Sistemas, S.A.	Spain
Keystone Electric Wire & Cable Company Limited	Hong Kong
Marathon Steel Company	USA (Arizona)
Metal Fabricators of Zambia PLC	Zambia
Minuet Realty Corp.	Philippines
MLTC Company	USA (Delaware)
National Cables (Pty) Ltd.	South Africa
Norddeutsche Seekabelwerke (Kenya) Limited	Kenya
Norddeutsche Seekabelwerke GmbH	Germany
NSW Technology Limited	Scotland
Pakistan Cables Limited	Pakistan
PD Energy International Corporation	Philippines
PD Wire & Cable Sales Corporation	USA (Delaware)
PDIC Colombia, S.A.	Colombia
PDIC Mexico, S.A. de C.V.	Mexico

General Cable Corporation and Subsidiaries
Company	Jurisdiction of Incorporation
PDIC Peru S.A.C.	Peru
PDTL Trading Company Limited	Thailand
Phelps Dodge Africa Cable Corporation	USA (Delaware)
Phelps Dodge Centro America Honduras, S.A. de C.V.	Honduras
Phelps Dodge Centro America, S.A. Nicaragua	Nicaragua
Phelps Dodge Enfield Corporation	USA (Delaware)
Phelps Dodge International (Thailand) Ltd.	Thailand
Phelps Dodge International Brasil, Ltda.	Brazil
Phelps Dodge International Corporation	USA (Delaware)
Phelps Dodge International Philippines, Inc.	Philippines
Phelps Dodge National Cables Corporation	USA (Delaware)
Phelps Dodge Philippines Energy Products Corporation	Philippines
Phelps Dodge Yantai Cable Company, Ltd.	China
Phelps Dodge Yantai China Holdings, Inc.	Cayman Islands
Prestolite de Mexico, S.A. de C.V.	Mexico
Prestolite Wire (Shanghai) Co. Ltd.	China
Prestolite Wire, LLC	USA (Delaware)
Productora de Cables Procables S.A.S. C.I.	Colombia
Proveedora de Cables Y Alambres PDCA Guatemala, S.A.	Guatemala
Racamita Participacoes Ltda.	Brazil
RPG Cables Limited	India
Servicios Latinoamericanos, S.A. de C.V.	Mexico
SILEC Cable, S.A.S.	France
Suazo Participacoes Ltda	Brazil
Thai Copper Rod Company Limited	Thailand
YA Holdings, Ltd.	Cayman Islands